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                                                                    EXHIBIT 10.3

                                CREDIT AGREEMENT

      This Credit Agreement (the "Agreement") dated as of this 15th day of June, 2001, is by and between SOUTHTRUST BANK, an Alabama banking corporation (the "Bank"), whose address is 420 North 20th Street, Birmingham, Alabama 35203, and JLM INDUSTRIES, INC., (the "Borrower"), whose address is 8675 Hidden River Parkway, Tampa, FL 33637. The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

      "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with that Person. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract, or otherwise.

      "APPLICABLE RATE" means either a LIBOR Rate or the Base Rate.

      "BASE RATE" means the lending rate as announced by the Bank from time to time, as its base rate which may change as often as daily provided, however, that at no time shall the rate of interest exceed the highest rate allowed by law. In the event that Bank does not, for any reason, announce a Base Rate or discontinues the use of the term "Base Rate" as a benchmark for interest rate on its loans, the Base Rate shall be the rate quoted as the "prime rate" as reported in the "Money Rates" section of the Wall Street Journal (or the arithmetic average of the rates so quoted, if more than one rate is quoted) or, in the event of discontinuance of such publication or such section thereof, the Base Rate shall mean the monthly average prime rate as reported and published in the FEDERAL RESERVE BULLETIN published monthly by the Board of Governors of the Federal Reserve System under the table styled "Prime Rate Charged by Banks on Short Term Business Loans". In the event of the discontinuance of both such publications or such section or table thereof, the Base Rate shall mean the prime rate as from time to time announced or published by Citibank, N.A. at its principal office in New York, New York.

      The terms "Base Rate" and "Prime Rate" are intended by the parties to be benchmarks only and are not to be construed as indicating that such rates are the best or lowest rates offered by the Lender to any of its customers regardless of their creditworthiness.

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      "BUSINESS DAY" means any day other than a Saturday, Sunday, or other day on which commercial banks in Florida or Alabama are authorized or required to close under applicable law.

      "CLOSING DATE" means the date of this Agreement.

      "COLLATERAL" means the Real Property Collateral, all Improvements thereon, and all fixtures thereto.

      "DEFAULT RATE" is defined in SECTION 2.04.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereof.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) which together with the Borrower would be treated as a single employer under Section 4001 of ERISA.

      "EUROCURRENCY RESERVE PERCENTAGE" means, with respect to each Interest Period, a percentage (expressed as a decimal) equal to the percentage in effect two Business Days prior to the first day of such Interest Period, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining reserve requirements applicable to any "Eurocurrency liabilities" pursuant to Regulation D or any other applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency liabilities" as presently defined in Regulation D.

      "GAAP" means generally accepted accounting principles in the United States consistently applied.

      "HEAD OFFICE" means the principal office of the Bank at 420 North 20th Street, Birmingham, Alabama 35203.

      "IMPROVEMENTS" means all buildings and improvements of any kind or character whatsoever located on the Real Property Collateral.

      "INTERBANK RATE" means, with respect to each Interest Period, the rate per annum at which dollar deposits in immediately available funds are offered to the Bank two Business Days prior to the beginning of such Interest Period by major banks in the London interbank eurodollar market as at or about 11:00 a.m. London time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Loan to which such Interest Period relates.

      "INTERBANK RATE (RESERVE ADJUSTED)" means, for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined pursuant to the following formula:



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       Interbank Rate         =                Interbank Rate
                                    -------------------------------------------
      (Reserve Adjusted)               1 - Eurocurrency Reserve Percentage

      "INTEREST PERIOD" means the period beginning on (and including) the date on which the Loan is made or continued and ending on (but excluding) the day 30, 60 or 90 days thereafter, in either case as the Borrower may select in its relevant notice to the Bank as provided in this Agreement, PROVIDED, that:

            (a) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day; and

            (b) no Interest Period may end later than the Maturity Date, PROVIDED that if the final Interest Period for the Loan is less than thirty (30) days, interest shall not accrue at a LIBOR Rate during such Interest Period but rather shall accrue at the Base Rate.

      "LIBOR RATE" means a rate of interest per annum equal to the Interbank Rate (Reserve Adjusted) applicable to the Interest Period selected by Borrowers plus 300 basis points, fixed for periods of 30, 60 or 90 days.

      "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

      "LOAN" means the Loan made by the Bank to the Borrower pursuant to SECTION 2.01.

      "LOAN DOCUMENTS" means the this Credit Agreement, the Note, the Mortgage securing the Note and all documents executed and delivered to the Bank in connection with the transactions contemplated thereby, whether referred to collectively or separately in this Agreement, as the context may require.

      "MATURITY DATE" means June 15, 2004.

      "MORTGAGE" means the Mortgage, Security Agreement and Assignment of Rents and Leases of even date with the Note given by Borrower to secure the Note.

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      "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Sections
3(37) or 4001(a)(3) of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, in which employees of Borrower an ERISA Affiliate participate or to which Borrower or any ERISA Affiliate contribute or are required to contribute.

      "NOTE" means the promissory note of Borrower given to evidence Borrower's obligation to repay the Loan to the Bank.

      "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

      "PLAN" means any plan established, maintained, or to which contributions have been made by the Borrower or any ERISA Affiliate.

      "REAL PROPERTY COLLATERAL" means the real property that is subject to the Mortgage, together with all improvements located thereon.

      "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

      "SUBSIDIARY" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

      SECTION 1.02. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles. When used herein, the term "financial statements" shall include the notes and schedules thereto.

      SECTION 1.03. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The words "hereof", "herein", "hereby', "hereunder", and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations,


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amendments, changes, extensions, modifications, renewals, replacements, substitutions and supplements thereto and thereof, as applicable. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

                                   ARTICLE II

                                    THE LOAN

      SECTION 2.01. (a) THE LOAN. The Bank agrees, on the terms and conditions hereinafter set forth, to make a term loan to the Borrower in the amount of ONE MILLION EIGHT HUNDRED EIGHTY FIVE THOUSAND AND NO/100 DOLLARS ($1,885,000.00). There is no revolving feature to the Loan and Borrower may not re-borrow any sums repaid thereunder.

      (b) THE NOTE. The Borrower's obligation to repay the Loan shall be evidenced by a promissory note of Borrower of even date with this Agreement in substantially the form attached hereto as EXHIBIT "A".

      (c) INTEREST RATE. The principal amount of the Note shall bear interest at the LIBOR Rate based upon Interest Period selections made by the Borrower in accordance with SECTION 2.01 (F). Interest shall be calculated based on a 360 day year for the actual number of days elapsed during any Interest Period.

      (d) PAYMENTS UNDER THE NOTE. Borrower shall repay the Loan under the Note in equal monthly installments of principal plus interest based upon a ten (10) year amortization commencing with a payment due on the fifteenth (15th) day of the month following the Closing Date and on the same day of each month thereafter until the Maturity Date on which date all outstanding principal and accrued interest shall be due and payable. All payments received by the Bank shall be applied first to payment of any costs and expenses to which the Bank may be entitled under any Loan Document, then to payment of accrued interest and then to payment of principal.

      (e) CONTINUATION OR CONVERSION OF INTEREST PERIOD. Subject to the provisions hereof, the Borrower shall have the right to continue or change the Interest Period applicable to the Loan, in each case by submitting to the Bank (effective upon receipt) at least three (3) Business Days prior to the end of a current Interest Period a written notice of Borrower's election to continue or change the Interest Period as described in said notice. Such continuation or conversion shall take effect at the end of the current Interest Period. If no such notice of election is received by the Bank from the Borrower within the time prescribed prior to the end of a current Interest Period, then the current Interest Period shall be continued at a current rate. Notwithstanding anything herein to the contrary, no Interest Period may end later than the Maturity Date and if the Maturity Date falls in less than thirty (30) days, then the Loan cannot accrue interest at a LIBOR Rate during the remaining term


                                       5
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but rather shall accrue interest at a rate per annum equal to the Base Rate.
After the occurrence and during the continuance of an Event of Default, the interest rate applicable to the Loan may not be continued at a LIBOR Rate and shall be deemed automatically to have been converted to the Default Rate.

      (f) RIGHT OF PREPAYMENT OF LOAN. Subject to the provisions of this Agreement regarding payment of expenses relating to LIBOR Rate breakage, Borrower shall have the right any time and from time to time to prepay the principal outstanding under the Note, in whole or in part, without premium or penalty provided, however, that Borrower shall pay accrued interest to the date of such prepayment. Prepayments shall be made to Bank in immediately available funds, and any such prepayment shall not affect or vary the obligation of Borrower to pay any installment when due.

      (g) USE OF PROCEEDS OF LOAN. The proceeds of the Loan shall be used to pay off existing indebtedness owed by Borrower to Citizens Bank of Massachusetts.

      SECTION 2.02. NON USURY. Notwithstanding any other provision of this Agreement, the Note or of any instrument securing the Note or any other instrument executed in connection with the Loan evidenced thereby, it is expressly agreed that amounts payable under the Note or under the other aforesaid instruments for the payment of interest or any other payment in the nature of or which would be considered as interest or other charge for the use or loan of money shall not exceed the highest rate allowed by law, from time to time, and in the event the provisions of this Agreement, the Note or of such other instruments referred to above in this paragraph with respect to the payment of interest or other charge for the use or loan of money shall result in payments of interest exceeding such limitation, then the excess over such limitation shall not be payable and the amount otherwise agreed to have been paid shall be reduced by the excess so that such limitation will not be exceeded, and if any payment actually made shall result in such limitation being exceeded, the amount of the excess shall constitute and be treated as a repayment of principal and shall operate to reduce such principal by the amount of such excess, or if any such payment is in excess of the principal indebtedness, such excess shall be refunded.

      SECTION 2.03. PAYMENTS AND COMPUTATIONS. All payments on account of the indebtedness evidenced by the Note shall be made in lawful money no later than 1:00 p.m. (Eastern Time) on the date due in immediately available United States funds. All payments shall be first applied to payment of costs and expenses to which the Bank may be entitled under the Loan Documents, then to accrued interest and the remainder to principal. All computations of interest shall be made on the basis of a year of 360 days charged for the actual number of days elapsed. Payments are to be made to the Bank in Birmingham, Alabama, or at any one other place in the continental United States as the Bank may, from time to time, in writing designate. Any payment made after 1:00 p.m. (Eastern Time) shall be deemed received on the next Business Day and must include interest up to but not including such next Business Day. If any payment becomes due on a Saturday, Sunday, or any day on which banks in Florida or Alabama are legally closed to business, such payment shall be made on the next succeeding Business Day, and, in the case of a principal


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payment, interest on such principal payment shall be payable for such extension of time and shall be included with such payment.

      SECTION 2.04. DEFAULT RATE. Upon and after the occurrence of an Event of Default hereunder, all principal amounts due under the Note shall bear interest, payable on demand, at the Base Rate plus three percent (3.0%) (the "Default Rate").

      SECTION 2.05.  LIBOR RELATED PROVISIONS.

      (a) LIBOR RATE LENDING UNLAWFUL. If as a result of a regulatory change the Bank shall reasonably determine that it is unlawful for the Bank to make, continue or maintain the Loan at the LIBOR Rate, then the obligation of the Bank to make, continue or maintain any such Loan at the LIBOR Rate shall, upon such determination (and telephonic notice thereof, to be subsequently confirmed in writing to the Borrower which notice shall, in the absence of manifest error, create a rebuttable presumption as to the effect of such regulatory change as specified above), forthwith be suspended until the earliest date the Bank can determine and notify the Borrower that the circumstances causing such suspension no longer exist, and the LIBOR Rate applicable to the Loan shall automatically convert to the Base Rate on the last day(s) of the then current respective Interest Period(s) with respect thereto or sooner, if required by such regulatory change, PROVIDED that the Bank shall take any reasonable actions available to it (including designation of its lending offices) consistent with legal and regulatory restrictions that will avoid the need for such suspension and will not, in the reasonable judgment of the Bank, be otherwise materially disadvantageous to the Bank.

      (b) DEPOSITS UNAVAILABLE. If the Bank shall have reasonably determined that quotations of interest rates for the relevant deposits referred to in the definition of "Interbank Rate" are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Rate determinations as provided herein or that, by reason of circumstances affecting the London interbank eurodollar market, adequate means do not exist for ascertaining the LIBOR Rate for the Loan, then, upon telephonic notice from the Bank to the Borrower to be subsequently confirmed in writing (such notice, in the absence of manifest error, to create a rebuttable presumption as to the effect specified above), the obligations of the Bank to make or continue the Loan at a LIBOR Rate shall forthwith be suspended until the earliest date that the Bank can reasonably determine and notify the Borrower that the circumstances causing such suspension no longer exist, PROVIDED that the Bank shall take any reasonable actions available to it to obtain the necessary quotations of interest rates in the London interbank eurodollar market (or another eurodollar market acceptable to the Bank and to the Borrower).

      (c) TREATMENT OF AFFECTED LOAN. If the obligation of the Bank to continue or maintain the Loan at a LIBOR Rate shall be suspended pursuant to SECTION 2.05(A) OR 2.05(B) ABOVE, then the Applicable Rate shall be automatically converted to the Base Rate on the last day(s) of the then current Interest Period(s) (or, in the case of a suspension pursuant to SECTION 2.05(A), sooner, if


                                       7
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required by the regulatory change that gave rise to such suspension) and, unless and until the Bank gives notice as provided below that the circumstances specified in SECTION 2.05(A) OR 2.05(B) (as the case may be) that gave rise to such suspension no longer exist the Loan that would otherwise be continued at a LIBOR Rate by the Bank shall be continued instead at the Base Rate. If the Bank gives notice to the Borrower that the circumstances specified in SECTION 2.05(A) OR 2.05(B) that gave rise to such suspension no longer exist (which the Bank agrees to do promptly upon such circumstances ceasing to exist) the Loan converted to accrue interest at the Base Rate may be re-converted, on the first day(s) of the next succeeding Interest Period(s) to the LIBOR Rate based upon written notice received by the Bank at least three (3) Business Days prior to the conversion.

      (d)  LIBOR RELATED LOSSES AND EXPENSES.

      (i) If either (1) the introduction of or any change in any law or regulation or in the interpretation or administration of any law or regulation by any court or administrative or governmental authority charged with the interpretation or administration thereof from the date hereof, or (2) the compliance with any guideline or request from any such governmental authority, including, without limitation, any central bank (whether or not having the force of law), (x) subjects the Bank or any corporation controlling the Bank to any tax of any kind whatsoever with respect to this Agreement or the Loan , or changes the basis of taxation of payments to the Bank or corporation controlling the Bank of principal, commissions, fees, interest, or any other amount payable hereunder (except for (A) taxes on or measured by the overall net income of the Bank or branch, office, or agency through which the Bank is acting for purposes of this Agreement, (B) changes in the rate of such taxes, or (C) taxes for which the Bank is indemnified under this Agreement); (y) imposes, modifies, or holds applicable any reserve, special deposit, compulsory loan, or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit or commitment therefor extended, by, or any other acquisition of funds by, any office of the Bank which are not otherwise included in any determination of the Base Rate or LIBOR Rate or interest payable hereunder; or (z) imposes on the Bank or the corporation controlling the Bank any other condition, and as a result there shall be any increase in the cost to the Bank or the corporation controlling the Bank of agreeing to make or making, funding, or maintaining the Loan by an amount deemed by such Bank to be material, then Borrower shall from time to time, upon demand by the Bank pay to the Bank additional amounts sufficient to compensate the Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by the Bank, shall be conclusive and binding for all purposes absent manifest error.

            (ii) If the Bank determines that compliance with any law or regulation or with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) concerning capital adequacy or otherwise has or would have the effect of reducing the rate of return on the capital of the Bank or the corporation controlling the Bank as a consequence of, or with reference to its maintaining the Loan below the rate which the Bank or such other corporation could have achieved but for such compliance (taking into account the


                                       8
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policies of the Bank or such corporation with regard to capital) by an amount deemed by the Bank material, Borrower shall from time to time, upon demand by the Bank pay to the Bank additional amounts sufficient to compensate the Bank or such other corporation for such reduction. A certificate as to such amounts, submitted to Borrower by the Bank, shall be conclusive and binding for all purposes, absent manifest error. The Bank agrees promptly to notify Borrower of any circumstances that would cause Borrower to pay additional amounts pursuant to this provision, provided that the failure to give such notice shall not affect Borrower's obligation to pay such additional amounts hereunder.

            (iii) If the Bank notifies the Borrower that the LIBOR Rate for any Interest Period will not adequately reflect the cost to the Bank of making, funding, or maintaining the Loan at the LIBOR Rate for such Interest Period, then (1) the Applicable Rate will automatically, on the last day of the then existing Interest Period therefor, convert into the Base Rate, and (2) the obligation of the Bank to continue the Applicable Rate at a LIBOR Rate shall be suspended until the Bank notifies the Borrower that the Bank has determined that the circumstances causing such suspension no longer exist.

            (iv) In the event that all or any portion of the Loan for which the Applicable Rate is the LIBOR Rate is repaid, prepaid or converted prior to the end of the applicable Interest Period, regardless of whether such payment is optional or obligatory, Borrower shall be required to pay to the Bank compensation as follows. Borrower shall be required to pay an amount equal to the excess, if any, of (1) the amount of interest which otherwise would have accrued on the portion of the Loan repaid, prepaid or converted from and after the date of such payment, prepayment or conversion, to the last day of the applicable Interest Period at the Applicable Rate of interest specified herein, less (2) the amount of interest which would have accrued on the Loan or portion thereof from and after the date of such payment, prepayment or conversion, to the last day of the applicable Interest Period at the Applicable Rate of interest specified herein, but calculated with respect to an Interbank Rate (Reserve Adjusted) based on an amount substantially equal to the amount paid, prepaid or converted and an Interest Period substantially equal to the number of days remaining in the applicable Interest Period. Whether or not the foregoing calculation results in a change to be paid by Borrower, Borrower shall also pay all actual out-of-pocket expenses other than those taken into account in the foregoing calculation incurred by the Bank (excluding any internal expenses) and reasonably attributable to such payment, prepayment or conversion. Borrower acknowledges that the Bank is relying on the Loan for which the Applicable Rate is a LIBOR Rate remaining outstanding or being converted for the entire Interest Period selected, and that the foregoing compensation represents reasonable liquidated damages and is not a penalty. The foregoing compensation shall apply with respect to all payments, prepayments and conversions of the Loan, whether optional or obligatory, and shall include any prepayment, repayment or conversion after default or acceleration of the Note.

      SECTION 2.06. COSTS. If any miscellaneous items of cost or expense, or any other expenditures are incurred by Bank in connection with the loan transactions contemplated by this


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Agreement including, without limitation, the Loan evidenced by the Note, or in order to protect, preserve or further secure the Bank's interests with respect thereto, or, if any action or proceedings shall be commenced by any person other than the Bank to which action or proceedings the Bank is made a party or in which it shall become necessary to defend the interests of the Bank or the provisions of this Agreement, all sums paid or incurred by the Bank for such expenses, including reasonable attorney's fees, shall be paid by the Borrower, together with interest thereon at the Default Rate. The sums paid or incurred by the Bank in accordance with the terms of this paragraph shall be paid by the Borrower to the Bank promptly upon demand and the failure or omission of the Borrower to do so shall entitle the Bank to add such sums to the principal indebtedness of the Note or, at its option, to declare the Note to be in default, thereupon maturing all of the unpaid indebtedness including the sums advanced hereunder.

      SECTION 2.07. CREDITORS' INQUIRIES. Borrower hereby grants to the proper officials of Bank the right to make response to any inquiries of creditors of the Borrower concerning the status of the Loan. Bank agrees to furnish such information from time to time to the best of its knowledge. Provided, however, that the only duty of Bank in the furnishing of such information shall be not to affirmatively deceive, as construed by decisions of the courts of the State of Florida, which is equivalent to fraud and willful misrepresentation.

      SECTION 2.08. ADDITIONAL REMEDIES OF BANK. In addition to other remedies available to the Bank in an Event of Default under this Agreement, should Borrower default, violate, breach or fail to comply with and perform any one or more of the express covenants, conditions, and provisions of this Agreement not involving the payment of money, which default, violation, breach or failure remains uncured thirty (30) days after notice thereof to the Borrower, or defaults under the Note then the Bank shall have the absolute right, at its option and election, to (1) cancel this Agreement by written notice to the Borrower; (2) institute appropriate proceedings to specifically enforce performance hereof; (3) withhold further advances hereunder; (4) take immediate possession of the Collateral; (5) appoint a receiver, as a matter of strict right without regard to the solvency of Borrower, for the purpose of preserving the Real Property Collateral, preventing waste, and to protect all rights accruing to Bank by virtue of this Agreement, and expressly to make any and all further improvements, whether on-site or off-site, as may be determined by Bank for the purpose of completing the Improvements in accordance with this Agreement. All expenses incurred in connection with the appointment of said receiver, or in protecting, preserving, or improving the Real Property Collateral and the Improvements, shall be chargeable against the Borrower and shall be enforced as a lien against Borrower's property, both real and personal. Nothing herein shall be construed to require notice or opportunity to cure in the event that Borrower defaults in any obligation to pay money under the Note. The said remedies and rights of Bank shall be cumulative and not exclusive, the Bank to be privileged and have the absolute right to resort to any one or more, or all of the said remedies, neither to the limited exclusion of the other, or any other remedy available to the Bank at law or equity, in the event of any such default or breach of said agreement or provisions by the Borrower. The Bank shall have the absolute right to apply any balance of the any loan funds as a payment toward the Note, and no other party, whether contractor, materialmen, laborer, sub-contractor, or supplier, shall have any interest in any Loan funds so applied and shall not have any right to garnish, require or compel payment thereof toward discharge or satisfaction of any claim or lien which they or any of them have or may have for work performed or materials supplied. Any additional funds advanced by Bank to complete construction of the Improvements shall be secured by the Collateral and shall be considered part of the Loan and shall be added to the amounts due under the Mortgage Note.

      SECTION 2.09. TIME IS OF THE ESSENCE. It is specifically agreed that time is of the essence of this Agreement, and that no waiver of any obligation or requirement hereunder shall at any time thereafter be held to be a waiver of the terms hereunder.

      SECTION 2.10. TAXES. All payments of the principal of and interest on the Note shall be made without deduction for any present and future taxes, levies, imposts, deductions, charges or withholdings (other than any of the foregoing levied on or measured by the net income of the Bank pursuant to the tax laws of the jurisdictions in which it is incorporated or where such Bank's lending installations are located or managed and controlled) which amount shall be paid by Borrower. Borrower will pay the amounts necessary so that the gross amount of the principal and interest paid is not less than that which would have been required by the Note if such taxes and other items were not payable. All stamp and documentary taxes shall be paid by Borrower. If, notwithstanding the previous three sentences, the Bank pays any such taxes, Borrower will reimburse the Bank for the amount paid, including interest and penalties for late payment, if any.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

      SECTION 3.01. CONDITIONS PRECEDENT TO MAKING LOAN. In addition to the conditions precedent set forth in Article II of this Agreement, the obligation of the Bank to make the Loan as provided in Article II of this Agreement is subject to the further condition precedent that the Bank shall have received on or before the day of closing each of the following in form and substance satisfactory to the Bank and its counsel:

      (1) NOTE. The Note evidencing the Loan duly executed by the Borrower;

      (2) EVIDENCE OF ALL CORPORATE ACTION BY THE BORROWER. Copies of all corporate action taken by the Borrower, certified as of the date of this Agreement, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the documents to which it is a party relating to the Loan;

      (3) INCUMBENCY AND SIGNATURE CERTIFICATE OF THE BORROWER. A certificate (dated as of the date of this Agreement) of the Borrower certifying the names, incumbency and true signatures of its officers authorized to sign the Loan Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement, and having attached thereto certified copies of the Articles of Incorporation and By-Laws of the Borrower and all amendments to either;

      (4) OPINION OF COUNSEL FOR THE BORROWER. A favorable opinion of counsel for the Borrower in form and substance acceptable to the Bank and as to such other matters as the Bank may reasonably request;

      (5) ITEMS RELATING TO REAL PROPERTY. The Bank shall have received, at or prior to the Closing, (a) the Mortgage duly executed in recordable form; (b) an ALTA title insurance commitment naming the Bank as insured for the full amount of the Note and showing that the Real Property Collateral is unencumbered by any mortgage, lien or encumbrance of any kind other than the Mortgage; (c) a survey showing the location of all buildings, improvements and easements and showing a lack of boundary encroachments and overlaps; and (d) an environmental indemnification agreement from Borrower in form and substance acceptable to the Bank providing for indemnification against any loss or liability relating to environmental hazards.

      (6) INSURANCE. The Bank shall have received evidence satisfactory to it that all Collateral is insured against fire, flood, theft and casualty loss to its full insurable value, and that Borrower has obtained casualty and builder's risk insurance relating to the Improvements in substance and with coverage amounts satisfactory to the Bank; and that the Bank is named as loss payee and an additional insured as its interest may appear in all such insurance policies and certificates;

      (7) OTHER DOCUMENTS. The Bank shall have received such other approvals, opinions, or documents as the Bank may reasonably request.

      (8) NO DEFAULTS. The Bank shall have received a certificate signed by the Borrower dated the date of such Advance, stating that no Default or Event of Default has occurred and is continuing, or would result from the passage of time or the giving of notice; and

      (9) PAYMENT OF FEES. Borrower shall have paid to or for the benefit of the Bank all fees properly payable by the Borrower pursuant to this Agreement.

      (10) PAYMENT OF CITIZENS BANK. The Bank shall have received evidence satisfactory to it in its sole discretion that Borrower's mortgage loan, revolving line of credit facility and term loan with Citizens Bank of Massachusetts have been paid in full.

      (11) GENERAL. All agreements, instruments and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Bank, and Bank shall have received on the date of this Agreement copies of all documents which it may have requested in connection with this transaction, including, without limitation, certified copies of resolutions adopted by the Boards of Directors of the Borrower and certificates of good standing and incumbency certificates.

      SECTION 3.02. CONDITIONS PRECEDENT FOR THE BANK'S BENEFIT. The foregoing conditions precedent exist solely for the Bank's benefit, and the Bank in its sole discretion shall determine whether they have been satisfied.

                                   ARTICLE IV

                          REPRESENTATION AND WARRANTIES

      The Borrower represents and warrants to the Bank that:

      SECTION 4.01. INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION. The Borrower is a corporation duly incorporated, validly existing, and having an active status under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required, if any.

      SECTION 4.02. CORPORATE POWER AND AUTHORITY. The execution, delivery, and performance by the Borrower of the Loan Documents to which each is a party has been duly authorized by all necessary corporate action and does not and will not
(1) require any consent or approval of the stockholders of the Borrower or of any other corporation; (2) contravene Borrower's charter or bylaws; (3) violate any provision of any law, rule, regulation (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination, or award presently in effect having applicability to Borrower; (4) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; (5) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower; and (6) cause the Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination, or award or any such indenture, agreement, lease, or instrument.

      SECTION 4.03. LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents to which the Borrower is a party, when delivered under this Agreement will be, legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally, and principles of equity. Borrower represents and warrants that it is not insolvent or contemplating filing a voluntary petition for bankruptcy nor is it aware of any possibility or threat of being subject to any petition for involuntary bankruptcy.

      SECTION 4.04. FINANCIAL STATEMENTS. All financial statements of Borrower which have been furnished to the Bank, are complete (except that footnotes are not included in interim financial statements) and correct and fairly present in all material respects the financial condition of the Borrower and the results of the operations of the Borrower for the periods covered by such statements, all in accordance with GAAP consistently applied and there has been no material adverse change in the condition (financial or otherwise), business, or operations of the Borrower. There are no liabilities of the Borrower fixed or contingent, which are material but are not reflected in the financial statements or in the notes thereto, other than liabilities arising in the ordinary course of business. No information, exhibit, or report furnished by the Borrower to the Bank in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

      SECTION 4.05. LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the properties of the Borrower are now affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty, nor does the Borrower have any reason to believe that they will be affected in the future, by any strike, lockout or other labor dispute or embargo (whether or not any of the foregoing are covered by insurance) materially and adversely affecting such business or properties or the operation of the Borrower.

      SECTION 4.06. OTHER AGREEMENTS. The Borrower is not a party to any indenture, loan, or credit agreement, or, to Borrower's knowledge, to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of the Borrower, or the ability of either of the Borrower to carry out its obligations under the Loan Documents to which it is a party. The Borrower is not in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

      SECTION 4.07. LITIGATION. There is no pending or, to Borrower's knowledge, threatened action or proceedings against or affecting the Borrower before any court, governmental agency or arbitrator which may, in any one case or in the aggregate, materially adversely affect the financial condition, operations, properties, or business of the Borrower or the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party.

      SECTION 4.08. NO DEFAULTS ON OUTSTANDING JUDGMENTS OR ORDERS. The Borrower has satisfied all judgments against it and is not in default with respect to any judgment, writ, injunction, decree, rule, or regulation of any court, arbitrator, or federal, state, municipal, or other governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

      SECTION 4.09. OWNERSHIP AND LIENS. The Borrower has title to, or valid leasehold interests in, all of its properties and assets, real and personal, including the properties and assets pledged as Collateral to the Bank (other than any properties or assets disposed of in the ordinary course of business), and none of the properties and assets owned by the Borrower is subject to any Lien, except such as may be permitted pursuant to Section 6.01 of this Agreement.

      SECTION 4.10. ERISA. Neither the Borrower nor any ERISA Affiliate (if any) is party to or a participant in any Plan including, without limitation, any Multiemployer Plan, that is subject to ERISA.

      SECTION 4.11. OPERATION OF BUSINESS. To the best of Borrower's knowledge, the Borrower possesses all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, necessary to conduct its business substantially as now conducted and as presently proposed to be conducted, and the Borrower is not in violation of any valid rights of others with respect to any of the foregoing.

      SECTION 4.12. TAXES. The Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all taxes, assessments, and governmental charges and levies thereon which are due, including interest and penalties.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

      So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will:

      SECTION 5.01. MAINTENANCE OF EXISTENCE. Preserve and maintain its corporate existence and good standing in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is required.

      SECTION 5.02. MAINTENANCE OF RECORDS. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Borrower.

      SECTION 5.03. MAINTENANCE OF PROPERTIES. Maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

      SECTION 5.04. CONDUCT OF BUSINESS. Continue to engage in an efficient and economical manner in business of the same general type as conducted by it on the date of this Agreement.

      SECTION 5.05. MAINTENANCE OF INSURANCE. Maintain insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof, and shall include, without limitation, (i) fire, theft and casualty insurance insuring property pledged to secure the Loan in an amount of not less than full replacement value and (ii) public liability insurance including, without limitation automobile and appropriate liability coverage relating to the Collateral in the amount of not less that $1,000,000.00 per occurrence and $2,000,000.00 annual aggregate, and
(iii) business interruption insurance. All personal property and Improvements pledged as Collateral for the Loan shall be insured against fire, theft and casualty loss to the full insurable value thereof but, anything in this section to the contrary notwithstanding, need only be insured once, whether by one of the Borrower or by the Borrower jointly. All policies of insurance shall name the Bank as an additional insured, loss payee or primary beneficiary as its interest may appear.

      Borrower shall immediately notify the Bank upon the occurrence of any business interruption or of any casualty, damage or loss to Collateral or seizure of any Collateral for any reason including, without limitation, action of any foreign government.

      SECTION 5.06. COMPLIANCE WITH LAWS. Comply in all respects with all applicable laws, rules, regulations, and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments, and governmental charges imposed upon it or upon its property.

      SECTION 5.07. RIGHT OF INSPECTION. Upon reasonable prior notice, at any reasonable time and from time to time, permit the Bank or any agent or representative thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances, and accounts of the Borrower with any of its officers and directors and the Borrower's independent accountants.

      SECTION 5.08. REPORTING REQUIREMENTS. Furnish to the Bank:

      (1) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within forty five (45) days after the end of each quarter of each fiscal year of the Borrower, statements of income of the Borrower and balance sheets for the period commencing at the end of the previous fiscal year, if any, and ending with the end of such quarter, and a statement of change in cash flow of the Borrower for the portion of the fiscal year ended with the last day of such quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous fiscal year, if any, and all prepared in accordance with GAAP consistently applied (except for footnotes) and certified by the controller or treasurer of the Borrower (subject to year-end adjustments);

      (2) ANNUAL AUDITED FINANCIAL STATEMENTS. As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, audited financial statements prepared by an independent certified public accountant acceptable to the Bank including, without limitation, a balance sheet of the Borrower as of the end of such fiscal year and a statement of income and retained earnings of the Borrower for such fiscal year, and a statement of change in cash flow, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior fiscal year, if any, and all prepared in compilation form by an independent certified public accountant acceptable to the Bank in accordance with GAAP consistently applied and certified by the controller or treasurer of the Borrower;

      (3) ENVIRONMENTAL REPORTS. Promptly upon sending same to any federal, state or local environmental regulatory agency, copies of any reports or assessments relating to the environmental condition of any real estate assets owned, leased or controlled by Borrower including, without limitation, reports or assessments relating to the presence, suspected presence, release or discharge or suspected release or discharge of any Hazardous Material or Hazardous Substance in or into the air, soil, surface water, groundwater or soil vapor at, on, about, under, or within any of the real estate assets or any portion thereof. Borrower shall, in any event, provide to the Bank any and all environmental reports, test results or other assessments prepared by or for it promptly upon receipt thereof by Borrower.

      (4) MANAGEMENT LETTERS. Promptly upon receipt thereof, copies of any reports submitted to the Borrower by independent certified public accountants in connection with examination of the financial statements of the Borrower or any Subsidiary made by such accountants;

      (5) CERTIFICATE OF NO DEFAULT. Within forty five (45) days after the end of each of the first three quarters of each fiscal year of each of the Borrower, and concurrently with delivery to the Bank of the Borrower's annual, financial statements, a certificate of the controller or treasurer of the Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (ii) setting forth calculations showing compliance with the financial covenants contained in Article VII of this Agreement and certifying that such calculations are complete and accurate;

      (6) ACCOUNTANT'S REPORT. Simultaneously with the delivery of any annual audited financial statements referred to in SECTION 5.08(2), a certificate of each of the independent public accountants who prepared or reviewed such statements to the effect that in making the examination necessary for the preparation of such statements, they have obtained no knowledge of any condition or event that would constitute a Default or Event of Default under this Agreement or, if they have, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof;

      (7) NOTICE OF LITIGATION. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower or any Subsidiary, which, if determined adversely to the Borrower or such Subsidiary, would have a material adverse effect on the financial condition, properties, or operations of the Borrower or such Subsidiary;

      (8) NOTICE OF DEFAULTS AND EVENTS OF DEFAULT. Immediately after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto;

      (9) PROXY STATEMENTS, ETC. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements, and reports which the Borrower or any corporation of which such Borrower is a Subsidiary sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or any parent corporation files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange;

      (10) NOTICE OF ACQUISITION, BULK SALE, MERGER OR CHANGE IN CONTROL. Prior to any (i) proposed acquisition of control of or purchase of all or any substantial part of the assets of any corporation or business entity by the Borrower; (ii) sale of all or any substantial part of the assets of the Borrower; or (iii) any merger by the Borrower with any other entity whether or not a Borrower is to survive the merger; the Bank shall be provided with not less than thirty (30) days advance written notice.

      (11) NOTICE OF BUSINESS INTERRUPTION, ETC. The Borrower shall immediately notify the Bank upon the occurrence of any business interruption, any casualty or damage or loss of property which could have a material adverse effect on the business of the Borrower for any reason, including, but not limited to any action of any foreign government.

      (12) GENERAL INFORMATION. Such other information respecting the condition or operations, financial or otherwise, of the Borrower or any subsidiary as the Bank may from time to time reasonably request.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

      So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement, the Borrower will not, without the prior written consent of the Bank:

      SECTION 6.01. LIENS. Create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur, assume, or suffer to exist, any Lien upon or with respect to the Real Property Collateral except:

      (l) Liens for taxes or assessments or other government charges or levies if not yet due and payable or, if due and payable, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

      (2) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves or bonds have been established;

      (3) Judgment and other similar Liens arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

      (4) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by the Borrower or any Subsidiary of the Real Property Collateral or materially impair the value of the Real Property Collateral;

      SECTION 6.02. MERGERS, BULK SALE OR ACQUISITION OF ASSETS, ETC. Merge or consolidate with, or sell, assign, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, or acquire all or substantially all of the assets or the business of any Person, or permit any Subsidiary to do so, except that (l) any Subsidiary may merge into or transfer assets to the Borrower and (2) any Subsidiary may merge into or consolidate with or transfer assets to any other Subsidiary.

      SECTION 6.03. SALE AND LEASEBACK. Sell, transfer, or otherwise dispose of, or permit any subsidiary to sell, transfer, or otherwise dispose of, any real or personal property to any Person and thereafter directly or indirectly lease back the same or similar property, for less than fair market value.

      SECTION 6.04. SALE OF ASSETS. Except for (i) the sale of goods and services in the ordinary course of Borrower's business, and (ii) the sale or other disposition of assets that have reached the end of their useful life for purposes of Borrower's business and which are to be replaced by assets of like kind or function, sell, lease, assign, transfer, or otherwise dispose of any of its now owned or hereafter acquired assets for other than a price equal to 90% or more of the original purchase value to be paid to Borrower in currently available funds at or prior to the transfer.

      SECTION 6.05. DIVIDENDS. Pay or distribute any dividends, distribution of capital or redemption of stock except for consideration consisting of common stock.

      SECTION 6.06. INVESTMENTS. Make, or permit any Subsidiary to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any capital stock or investment other than in the ordinary course of business or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any Person, except: (l) direct obligations of the United States or any agency thereof with maturities of one year or less from the date of acquisition; (2) commercial paper of a domestic issuer rated at least "A-l" by Standard & Poor's Corporation or "P-l" by Moody's Investors Service, Inc.; (3) certificates of deposit with maturities of one year or less from the date of acquisition issued by any commercial bank having capital and surplus in excess of Twenty Million Dollars ($20,000,000.00); and (4) stock, obligations, or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary. Nothing in this SECTION 6.06 shall be deemed to prohibit (i) any transaction permitted under SECTION 6.02; (ii) loans or advances by the Borrower or any Subsidiary to Borrower or any other Subsidiary,
(iii) inter-company capital contributions between or among Borrower and any Subsidiaries, (iv) loans to employees for travel and other business related expenses, (v) investments in swap agreements, and (v) loans and investments existing on the date of this Agreement.

      SECTION 6.07. TRANSACTION WITH AFFILIATE. Make any loans to any Affiliate nor enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would obtain in a comparable arm's-length transaction with a Person not an Affiliate. Transactions described in this section which exist on the date of this Agreement shall not be deemed to be prohibited hereunder.

      SECTION 6.08. STOCK OF SUBSIDIARY, ETC. Sell or otherwise dispose of any shares of capital stock of any Subsidiary or permit any Subsidiary to issue any additional shares of its capital stock other than to Borrower or another Subsidiary.

      SECTION 6.09. GUARANTIES AND CONTINGENT LIABILITIES. Enter into any guaranty agreement whereby the Borrower guaranties payment or performance of any indebtedness or obligations of any Person; nor assume any contingent liability of any kind or character whatsoever. This section shall not be deemed to prohibit guaranties existing on the date of this Agreement nor guaranties entered into on or as of the date of this Agreement in favor of Congress Financial Corporation or GATX Capital Corporation.

      SECTION 6.10 DEBT. Enter into any capitalized leases or incur any indebtedness, whether direct or contingent, other than trade payables, equipment leases and normal accrued expenses which arise under normal operation of Borrower's business. This section shall not be deemed to prohibit indebtedness existing on the date of this Agreement nor indebtedness undertaken on or as of the date of this Agreement payable to Congress Financial Corporation or GATX Capital Corporation.

                                   ARTICLE VII

                               FINANCIAL COVENANTS

                                   [RESERVED]

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      SECTION 8.01. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default:

      (l) The Borrower should fail to pay the principal of or interest on the Note, or any amount of fee, as and when due and payable;

      (2) Any representation or warranty made or deemed made by the Borrower in this Agreement or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

      (3) Borrower shall fail to perform or observe any term, covenant, or agreement or defaults under any material provision contained in any Loan Document to which it is a party on its part to be performed or observed and fails to cure within thirty (30) days after receipt of written notice of default from the Bank;

      (4) Borrower, or any of its Subsidiaries, if any, shall (a) fail to pay any indebtedness for borrowed money (other than the Note), or any interest or premium thereon, when due or within any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or
(b) fail to perform or observe any material term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed, if the effect of such failure of payment or to perform or observe is to accelerate, or to permit the acceleration after the giving of notice or passage of time, or both, of the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

      (5) Borrower (a) shall generally not, or shall be unable to, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefits of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver, or trustee for it or a substantial part of its assets; or (c) shall commence any proceeding under any bankruptcy, reorganization, arrangements, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) shall have any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or adjudication or appointment is made and which remains undismissed for a period of thirty (30) days or more; or (e) by any act or omission shall indicate its consent to, approval of, or acquiescence in any such petition, application, or proceeding, or order for relief, or the appointment of a custodian, receiver, or trustee for all or any substantial part of its properties; or (f) shall suffer any such custodianship, receivership, or trusteeship to continue undischarged for a period of Thirty (30) days or more;

      (6) Any event of default (after the expiration of any applicable grace or cure period) as defined in any loan or similar agreement to which the Borrower is now or hereafter a party, or any other event thereunder or upon the occurrence of which any holder or holders of indebtedness outstanding thereunder may declare the same due and payable, shall occur;

      (7) One or more judgments, decrees, or orders for the payment of money in excess of One Hundred Thousand Dollars ($100,000.00) in the aggregate shall be rendered against the Borrower and such judgments, decrees, or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied, or stayed or bonded pending appeal;

      (8) Borrower shall in any material respect fail to comply with any material statute, rule, regulation, ordinance, order, or other law or judicial decree regarding Borrower, their premises or assets;

      SECTION 8.02. ACTION IF BANKRUPTCY. If any Event of Default described in
SECTION 8.01 (5) shall occur, the Commitment (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and advances and all other obligations of the Borrower under the Loan Documents shall automatically be and become immediately due and payable, without notice or demand or presentment and the Bank shall, subject to limitations imposed by laws relating to bankruptcy, moratorium and equitable limitations on enforcement of creditors' rights generally, pursue any and all rights of the Bank under the Loan Documents including, without limitation, foreclosure as to any and all pledged Collateral.

      SECTION 8.03. ACTION IF OTHER EVENT OF DEFAULT. Upon the occurrence of any of the events described in SECTION 8.01 (2), (3), (4), (6), (7) OR (8), the Borrower shall have thirty (30) days after receipt of written notice from the Bank (which may be given by telefacsimile) within which to effect a cure. If any Event of Default (other than any Event of Default described in SECTION 8.01 (5) with respect to the Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing after any applicable cure period, then, and in any such event, the Bank may; (l) declare its obligations under this Agreement to be terminated, whereupon the same shall forthwith terminate; (2) declare the Note, all interest thereon, and all other amounts payable under this Agreement and the Loan Documents to be forthwith due and payable, whereupon the Note, all such interest, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower; and (3) pursue any and all rights of the Bank under the Loan Documents including, without limitation, foreclosure as to any and all pledged Collateral.

                                   ARTICLE IX

                                  MISCELLANEOUS

      SECTION 9.01. AMENDMENTS, ETC. No amendment, modification, termination, or waiver of any provision of any Loan Document to which the Borrower is a party, nor consent to any departure by the Borrower from any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 9.02. NOTICES, ETC. All notices and other communications provided for under this Agreement and under the other Loan Documents to which the Borrower is a party shall be in writing (including telefacsimile) and mailed or delivered, if to the Borrower, at 8675 Hidden River Parkway, Tampa, FL 33637, Fax No. (813) 632-3301, Attention: President; and if to the Bank, at its address at 420 North 20th Street, Birmingham, AL 35203, Attn. Florida Corporate (Tampa), with copy to the Bank at Fax No. 727-898-5319; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this SECTION 9.02. All such notices and communications shall, when mailed or delivered, be effective when deposited in the mails or delivered to the courier service, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article II shall not be effective until received by the Bank. Notices sent by telefacsimile shall be deemed to be effective upon machine confirmation of receipt.

      SECTION 9.03. NO WAIVER; REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power, or remedy under any Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any rights under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

      SECTION 9.04. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under any Loan Document to which the Borrower is a party without the prior written consent of the Bank.

      SECTION 9.05. COSTS, EXPENSES, AND TAXES. The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration of any of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank, with respect thereto and with respect to advising the Bank as to its rights and responsibilities under any of the Loan Documents, and all costs and expenses, if any, in connection with the enforcement of any of the Loan Documents. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any of the Loan Documents and the other documents to be delivered under any such Loan Documents, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      SECTION 9.06. RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default the Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Note or any other Loan Document, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note or such other Loan Document and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Bank under this SECTION 9.06 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

      SECTION 9.07. GOVERNING LAW AND VENUE. This Agreement and the Note and all Loan Documents shall be governed by, and construed in accordance with, the laws of the State of Florida. Any suit brought under or relating to this Agreement, the Note or any Loan Document shall be brought exclusively in a court of competent jurisdiction in either Pinellas County or Hillsborough County, Florida. The prevailing party in any action brought under or relating to this Agreement, the Note or any Loan Document shall be entitled to recover its reasonable attorneys' fees, paralegal's fees and costs of suit, including fees and costs on appeal and in bankruptcy proceedings.

      SECTION 9.08. SEVERABILITY OF PROVISIONS. Any provision of any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 9.09. HEADINGS. Article and Section headings in the Loan Documents are included in such Loan Documents for the convenience of reference only and shall not constitute a part of the applicable Loan Documents for any other purpose.

      SECTION 9.10. WAIVER OF JURY TRIAL. As an important inducement to the Bank to enter this Agreement, Borrower each waive the right to trial by jury in any action arising under or in any way related to this Agreement.

      SECTION 9.11. CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or". The word "Borrower" shall include multiple borrowers, each constituting a Borrower, where more than one party signs this Agreement as Borrower in which case all obligations and undertakings of the Borrower hereunder shall be joint and several obligations of each of the parties constituting the Borrower. The words "hereof", "herein", "hereby", "hereunder", and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, schedule and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements thereto and thereof, as applicable.

      SECTION 9.12. LOAN COMMITMENT. The terms and provisions of the Bank's commitment letter to Borrower dated February 9, 2001, are incorporated herein by reference.

      IN WITNESS WHEREOF, the parties have caused this Credit Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SOUTHTRUST BANK                                JLM INDUSTRIES, INC.

By: /s/ Leslie A. Fredericks                   By: /s/ Michael E. Hayes
   ------------------------------------           ------------------------------
   Leslie A. Fredericks, Vice President           Print Name: Michael E. Hayes
                                                  Title: Vice President

                                   EXHIBIT "A"
                             FORM OF PROMISSORY NOTE

                                 PROMISSORY NOTE

$1,885,000.00                                         June 15, 2001

      Being indebted for value received, JLM INDUSTRIES, INC., a Florida corporation, (referred to herein as the "Borrower"), promises to pay to SOUTHTRUST BANK, an Alabama banking corporation (the "Lender"), or order, at its offices in the City of Birmingham, Alabama, the sum of ONE MILLION EIGHT HUNDRED EIGHTY FIVE THOUSAND AND NO/100 DOLLARS ($1,885,000.00) together with interest on the unpaid balance from the date of disbursement until maturity as provided in a Credit Agreement (the "Credit Agreement") of even date herewith between Lender and Borrower. Interest shall be calculated on the basis of an assumed year of 360 days for the actual number of days elapsed.

      Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement the terms of which are incorporated herein by reference.

      Borrower shall pay to Lender monthly installment payments of principal plus interest as provided in the Credit Agreement commencing with a payment on July 15, 2001, and on the same day of each month thereafter until June 15, 2004 (the "Maturity Date").

      The remaining principal balance together with all accrued interest and all other sums payable under this Note or any Mortgage securing payment of this Note, if not sooner paid, shall be due and payable in a single payment and shall be paid on the Maturity Date. Payment shall be made at the Maturity Date without demand, counterclaim, offset, deduction or defense, (whether now or hereafter conferred by statute or otherwise.)

      All payments made upon this Note shall be applied first to payment of any costs and expenses to which the Lender may be entitled under any Loan Document, then to accrued interest and thereafter to payment of principal.

      Any payment not received within ten (10) days when due shall be subject to, and it is agreed that the holder hereof shall collect thereon, a "late charge" in the amount of five percent (5%) of the amount of the delinquent payment to defray costs of collection and losses of the holder. Said late charge shall be immediately due and payable and shall be paid by the maker hereof without notice or demand by the holder. The holder's entitlement to collect a late charge shall in no way detract from or affect its right to accelerate payment of this Note in the event of a failure by Borrower to make any payment hereunder when due.

      Privilege is hereby reserved to prepay the principal of this Note in whole or in part at any time as provided in the Credit Agreement.

      Notwithstanding any other provision of this Note or of any instrument securing this Note or any other instrument executed in connection with the Loan evidenced hereby, it is expressly agreed that amounts payable under this Note or under the other aforesaid instruments for the payment of interest or any other payment in the nature of or which would be considered as interest or other charge for the use or loan of money shall not exceed the highest rate allowed by law, from time to time, and in the event the provisions of this Note or of such other instruments referred to above in this paragraph with respect to the payment of interest or other charge for the use or loan of money shall result in exceeding such limitation, then the excess over such limitation shall not be payable and the amount otherwise agreed to have been paid shall be reduced by the excess so that such limitation will not be exceeded, and if any payment actually made shall result in such limitation being exceeded, the amount of the excess shall constitute and be treated as a payment on the principal hereof and shall operate to reduce such principal by the amount of such excess, or if in excess of the principal indebtedness, such excess shall be refunded.

      This Note shall be in default upon any default or event by which, under the terms of this Note, any mortgage securing this Note, the Credit Agreement, or any Document executed in connection with the Loan evidenced by any of such documents, this Note may or shall become due and payable. In any event, this Note shall be in default upon failure of the Borrower to make any payment hereunder when due without notice or demand. In the event of default, the holder of this Note may, at its option, declare all unpaid indebtedness evidenced by this Note and any modifications thereof, immediately due and payable without notice regardless of the date of maturity. Failure at any time to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. In the event of the acceleration of this Note by reason of default, any unearned interest in the payments precipitated to maturity will be eliminated.

      From and after the stated, or if this Note is accelerated, the accelerated, maturity date of this Note, it shall bear interest at the Default Rate.

      The parties acknowledge that this Note may be assigned and that any holder of this Note shall be entitled to recover directly against any endorser or guarantor hereof without first proceeding against the Borrower or any other party.

      Each Obligor (which term shall mean and include each Borrower, endorser, and all others who may become liable for all or any part of the obligations evidenced and secured hereby), does hereby jointly and severally: (a) consent to any forbearance or extension of the time or manner of payment hereof and to the release of all or any part of any security held by the Lender to secure payment of this Note and to the subordination of the lien of the mortgage and any other instrument of security securing this Note as to all or any part of the property encumbered thereby, all without notice to or consent of that party; (b) agree that no course of dealing or delay or omission or forbearance on the part of the Lender in exercising or enforcing any of its rights or remedies hereunder or under any instrument securing this Note shall impair or be prejudicial to any of the Lender's rights and remedies hereunder or to the enforcement hereof and that the Lender may extend, modify or postpone the time and manner of payment and performance of this Note and any instrument securing this Note, may grant forbearance and may release, wholly or partially, any security held by the Lender as security for this Note and release, partially or wholly, any person or party primarily or secondarily liable with respect to this Note, all without notice to or consent by any party primarily or secondarily liable hereunder and without thereby releasing, discharging or diminishing its rights and remedies against any other party primarily or secondarily liable hereunder; and (c) waive notice of acceptance of this Note, notice of the occurrence of any default hereunder or under any instrument securing this Note and presentment, demand, protest, notice of dishonor and notice of protest and notices of any and all action at any time taken or omitted by the Lender in connection with this Note or any instrument securing this Note and waives all requirements necessary to hold that party to the liability of that party.

      All parties liable for the payment of this Note agree to pay the Lender reasonable attorneys' fees and costs, whether or not an action be brought, for the services of counsel employed after maturity or default to collect this Note or any principal or interest due hereunder, or to protect the security, if any, or enforce the performance of any other agreement contained in this Note or in any instrument of security as aforesaid, including costs and attorneys' fees on any appeal, or in any proceedings under the Bankruptcy Code or in any post judgment proceedings.

      This Note is executed under seal.

                                    JLM INDUSTRIES, INC.

                                    By:__________________________
                                       Print Name and Title: